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Exhibit 11. Computation of per share earnings


SIX MONTHS ENDED JUNE 30, 2003

BASIC EARNINGS PER SHARE:

Net Income                           $1,634,631.88   =   $1.09
----------------------------------   ----------------
Weighted Average Number of Common     1,507,789
Shares

DILUTED EARNINGS PER SHARE:

Net Income                           $1,634,631.88   =   $1,634,631.88  =  $1.08
----------------------------------   ----------------    -------------
Weighted Average Number of Common     1,507,789+3,205     1,510,994
Shares Adjusted for Effect of
Outstanding Options


THREE MONTHS ENDED JUNE 30, 2003

BASIC EARNINGS PER SHARE:

Net Income                           $  824,014.96   =   $0.55
----------------------------------   ----------------
Weighted Average Number of Common     1,505,695
Shares

DILUTED EARNINGS PER SHARE:

Net Income                           $  824,014.96   =   $  824,014.96  =  $0.54
----------------------------------   ----------------    -------------
Weighted Average Number of Common     1,505,695+1,635     1,507,331
Shares Adjusted for Effect of
Outstanding Options